Exhibit 10.1

Execution Copy

DYNEX CAPITAL, INC.

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

May 31, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

JonesTrading Institutional Services LLC

757 Third Avenue 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated June 29, 2018 (the “Distribution Agreement”), by and among Dynex Capital, Inc., a Virginia corporation (the “Company”), J.P. Morgan Securities LLC (“J.P. Morgan”) and JMP Securities LLC (“JMP” and together with J.P. Morgan, the “Existing Agents”), pursuant to which the Company agreed, in its sole discretion, to issue and sell, from time to time, through the Existing Agents, as agent and/or principal, up to 10,000,000 shares of common stock, par value $0.01 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. The Company and the Existing Agents hereby agree as follows:

A.	Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1.             The definitions of the terms “Agent” and “Agents” in the first sentence of the Distribution Agreement are hereby amended to read as follows: “J.P. Morgan Securities LLC, JMP Securities LLC and JonesTrading Institutional Services LLC (each an “Agent” and collectively, the “Agents”)”.

2.             The definition of “Maximum Number” in the first sentence of the Distribution Agreement is hereby amended to read as follows: “25,000,000 shares”.

3.             Section 10 of the Distribution Agreement is hereby amended to include the following subsections following JMP’s relevant information in each of the sentences in such section:

                “and (iii) JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 160, Daniel Island, SC 29492, Email: Burke@jonestrading.com, Attention: Burke Cook”

                “and (iii) Bryan Turley, Managing Director, 212-907-5333, bturley@jonestrading.com; Moe Cohen, Managing Director, 212-907-5332, moec@jonestrading.com; John D’Agostini, Director, 212-907-5324, johnd@jonestrading.com; Ryan Gerety, Vice President, 212-907-5332, ryang@jonestrading.com; Burke Cook, General Counsel, 212-907-5396, burke@jonestrading.com”

4.             The following sections shall be added as Sections 20 and 21 of the Distribution Agreement:

“20.	Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

 2.

21.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow each Agent to properly identify its clients.”

B.	Obligations Binding upon JonesTrading Institutional Services LLC. JonesTrading Institutional Services LLC hereby agrees to be bound by the terms of the Distribution Agreement. JonesTrading Institutional Services LLC shall be considered to be an Agent under the Distribution Agreement to the same extent as if it were a party to the Distribution Agreement on the date of the execution thereof.

C.	Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Act reflecting the terms of this Amendment within two business days of the date hereof.

D.	No Other Amendments; References to Agreement. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect. All references to the Distribution Agreement in the Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Distribution Agreement as amended by this Amendment.

E.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or email transmission.

F.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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 3.

If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Distribution Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

DYNEX CAPITAL, INC.

By:	/s/ Stephen J. Benedetti
Name:	Stephen J. Benedetti
Title:	Executive Vice President, Chief Financial
Officer and Chief Operating Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Vice President

JMP SECURITIES LLC

By:	/s/ Tosh Chandra
Name:	Tosh Chandra
Title:	Managing Director

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name:	Burke Cook
Title:	General Counsel

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